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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K/A

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 22, 1999


                         BIOMAGNETIC TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


                                   CALIFORNIA
                 (State or other jurisdiction of incorporation)


               1-10285                                 95-2647755
      (Commission File Number)             (IRS Employer Identification No.)



            9727 Pacific Heights Boulevard, San Diego, CA 92121-3719
               (Address of principal executive offices) (Zip Code)


                                 (858) 453-6300
              (Registrant's telephone number, including area code)


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This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed with the SEC on or about January 6, 2000.

ITEM 2.  ACQUISITION OF BUSINESS

         a) On December 22, 1999, Biomagnetic Technologies, Inc. ("BTi", "the Company") acquired all of the issued and outstanding capital stock ("Shares") of Neuromag Oy pursuant to the terms of a Share Purchase Agreement by and between Marconi Medical Systems, Inc. ("Marconi") and BTi (the "Share Purchase Agreement"). Under the terms of the Share Purchase Agreement, BTi paid a total of $10 million in cash to Marconi for the purchase of the Shares and agreed to pay between a minimum of $2.5 million and a maximum of $5 million in royalties to Marconi under a royalty agreement over the next eight years, and additional consideration of up to approximately $1.8 million dependent upon the occurrence of certain future events.

            The Company has obtained a loan from AIG Private Bank Ltd. totaling $11 million that is secured by Shares of Neuromag Oy and is guaranteed by an entity unaffiliated with the Company. The loan matures June 30, 2000. Martin Egli, a board member of BTi, also serves on the Board of Directors of AIG Private Bank Ltd. As a part of its ongoing financing strategies, the Company intends to raise additional capital for the purposes of repaying the loan or restructuring the payment terms and maturity of the loan facility and to continue to fund operations. There can be no assurance that the Company will be able to raise such capital on terms acceptable to the Company, if at all.

         b) Similar to BTi, Neuromag Oy, is engaged in research, development and manufacturing of magnetic source imaging systems. Neuromag Oy is located in Helsinki, Finland. For the near term, the Company intends to operate BTi and Neuromag as separate entities as it further investigates and, as appropriate, initiates actions to integrate operations on a consolidated basis.

            The acquisition will be treated by the Registrant as a purchase for accounting purposes. The description of the transaction set forth above is qualified in its entirety by reference to the Share Purchase Agreement and the Press Release issued by BTi dated December 23, 1999, copies of which were attached to the Form 8-K filed with the SEC on January 6, 2000 as Exhibits 2.1 and 99.1, respectively. The description of the loan as described above is qualified in its entirety by reference to the Loan Agreement dated December 21, 1999 between the Company and AIG Private Bank Ltd., a copy of which was attached to the Form 10-Q filed with the SEC on February 14, 2000 as Exhibit 10.1.

ITEM 7.  Financial Statements and Exhibits

         a) Financial Statements of Neuromag Oy. The audited financial statements for Neuromag Oy as of December 31, 1999 and 1998 are filed as Exhibit 99.2 below and are incorporated herein by reference.

         b) Pro Forma Financial Information. Unaudited pro forma combined statements of operations for Biomagnetic Technologies, Inc. and Neuromag Oy for the year ended September 30, 1999 and for the three month period ended December 31, 1999 are filed as Exhibit 99.3 below and are incorporated herein by reference.

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         c) Exhibits.

     Exhibit               Description
     -------               -----------
     2.1 (1)               Share Purchase Agreement dated as of December 21,
                           1999, by and between Marconi Medical Systems, Inc.
                           and Biomagnetic Technologies, Inc. Certain
                           schedules and/or exhibits referenced in the Share
                           Purchase Agreement have not been included because
                           they contain information which is not material to
                           an investment decision or which is otherwise
                           discussed in the agreement. A copy of any omitted
                           schedule and/or exhibit will be furnished
                           supplementally to the Securities and Exchange
                           Commission upon request. In addition, confidential
                           treatment has been requested for certain portions
                           of this exhibit.

     23.1                  Independent Public Accountants' consent,
                           SVH Pricewaterhouse Coopers Oy.

     27.1                  Financial Data Schedule - Neuromag Oy.

     99.1 (1)              Press Release dated December 23, 1999.

     99.2                  Neuromag Oy audited financial statements:
                           (i) Report of Independent Public Accountants
                           (ii) Balance Sheets as of December 31, 1999 and 1998;
                           (iii) Statements of Operations for the years ended
                           December 31, 1999 and 1998;
                           (iv) Statements of Shareholders' Equity for the years ended December 31, 1999 and 1998;
                           (v) Statements of Cash Flows for the years ended
                           December 31, 1999 and 1998; and
                           (vi) related Notes to Financial Statements.

     99.3 (2)              Biomagnetic Technologies, Inc. and Neuromag Oy
                           Unaudited Pro Forma:
                           (i) Combined Statements of Operations for the year
                           ended September 30, 1999 and for the three months ended
                           December 31, 1999; and
                           (ii) related Notes to Combined Statements of Operations.

     (1) This exhibit was previously filed as part of, and is hereby incorporated by reference to, the same numbered exhibit to the Company's Current Report on Form 8-K filed with the SEC on January 6, 2000.

     (2) Unaudited pro forma Combined Balance Sheets for the year ended
         September 30, 1999 and for the three months ended December 31, 1999 are not included in this Current Report because the Company previously reported a Consolidated Condensed Balance Sheet in Item 1, Part I of
         the Company's Quarterly Report on Form 10-Q filed with the SEC on or about
         February 14, 2000, and is hereby incorporated by reference.

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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         BIOMAGNETIC TECHNOLOGIES, INC.




Date: March 6, 2000                      /s/ D. Scott Buchanan
      -------------                      -------------------------------------
                                         D. Scott Buchanan, President and
                                         Chief Executive Officer